Exhibit 99.1

LUMINEX CORPORATION REPORTS 1ST QUARTER 2016 RESULTS

AUSTIN, Texas (May 2, 2016) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2016. Financial and operating highlights for the first quarter 2016 include the following:

•
Consolidated first quarter revenue of $63.0 million, a 9 percent increase compared to the first quarter of 2015, including record assay and royalty revenues; and system revenue that grew 39 percent over the first quarter of 2015.

•	Consolidated gross profit margin was 71% for the first quarter.

•	Expanded first quarter 2016 operating margins to 19% from 17% in the first quarter 2015, as a result of both increased revenues and continued focus on controlling expenses.

•
GAAP net income for the first quarter of 2016 was $8.8 million, or $0.21 per diluted share. Non-GAAP net income for the first quarter 2016 was $12.2 million, or $0.29 per diluted share (see Non-GAAP reconciliation).

“We’ve started 2016 very strongly, achieving record revenue, including the highest ever quarterly assay sales, healthy gross margins and overall profitability that grew 18% over last year. We attribute this positive momentum to the overall strength of the company’s diversified business model, with an especially strong contribution from our life science partners,” said Homi Shamir, President and Chief Executive Officer of Luminex. “Moving forward, we are building on a successful market introduction of ARIES®; and our assay pipeline, which includes our next-generation ARIES® chemistry, is proceeding according to plan. 2016 has started off well and we look forward to continuing another year of solid execution and growth.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2,016	2,015	($)	(%)
	(unaudited)

System sales	$8,318	$5,964	$2,354	39%
Consumable sales	11,850	9,896	1,954	20%
Royalty revenue	11,468	10,702	766	7%
Assay revenue	27,039	25,446	1,593	6%
All other revenue	4,306	5,733	(1,427)	(25)%
	$62,981	$57,741	$5,240	9%

Additional Highlights:

•	Infectious disease assay sales were approximately 72 percent of total assay sales for the first quarter and genetic testing assays were 28 percent.

•	255 multiplexing analyzers were shipped during the quarter, included in this figure is a combination of MAGPIX® systems, LX systems, and FLEXMAP 3D® systems.

FINANCIAL OUTLOOK AND GUIDANCE

The Company raises the lower end of its 2016 annual revenue guidance by $2 million, resulting in a revised range of between $247 million and $255 million. The Company currently anticipates second quarter 2016 revenue to be between $60 million and $62 million

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CDT/4:30 p.m. EDT, Monday, May 2, 2016 to discuss the operating highlights and financial results for the first quarter ended March 31, 2016. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; the development progress of our pipeline products, including ARIES® and NxTAG® products, market acceptance of our products, including instruments, consumables and assays, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders; and, projected 2016 performance, including revenue guidance. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities

Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology in development, including ARIES® and NxTAG products, the uncertainty relating to increased focus on direct sales to the end user, dependence on strategic partners for development, commercialization and distribution of products, concentration of Luminex’ revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’ technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges, the timing of and process for regulatory approvals, the impact of the ongoing uncertainty in global finance markets and changes in governmental funding, including its effects on the capital spending policies of Luminex’ partners and end users and their ability to finance purchases of Luminex’ products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, fluctuations in bulk purchases of consumables, fluctuations in product mix, and the seasonal nature of some of Luminex’ assay products, Luminex’ ability to obtain and enforce intellectual property protections on Luminex’ products and technologies, risks and uncertainties associated with implementing Luminex’ acquisition strategy, including Luminex’ ability to obtain financing, Luminex’ ability to integrate acquired companies or selected assets into Luminex’ consolidated business operations, and the ability to recognize the benefits of Luminex’ acquisitions, reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, changes in principal members of Luminex’ management staff, potential shortages, or increases in costs, of components or other disruptions to Luminex’ manufacturing operations, competition and competitive technologies utilized by Luminex’ competitors, Luminex’ ability to successfully launch new products in a timely manner, Luminex’ increasing dependency on information technology to enable Luminex to improve the effectiveness of Luminex’ operations and to monitor financial accuracy and efficiency, the implementation, including any modification, of Luminex’ strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex, and risks relating to Luminex’ foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; the burden of monitoring and complying with foreign and international laws and treaties; and the burden of complying with and change in international taxation policies, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2016 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$134,302	$128,546
Short-term investments	14,003	11,988
Accounts receivable, net	29,404	28,853
Inventories, net	31,190	31,252
Prepaids and other	8,759	8,887
Total current assets	217,658	209,526
Property and equipment, net	48,086	47,796
Intangible assets, net	50,855	52,482
Deferred income taxes	28,607	31,821
Long-term investments	5,496	7,459
Goodwill	49,619	49,619
Other	3,906	3,853
Total assets	404,227	402,556
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,860	$7,868
Accrued liabilities	8,361	15,152
Deferred revenue	5,070	4,212
Total current liabilities	20,291	27,232
Deferred revenue	2,043	2,064
Other	4,662	4,724
Total liabilities	26,996	34,020
Stockholders' equity:
Common stock	42	42
Additional paid-in capital	321,327	321,657
Accumulated other comprehensive loss	(1,041)	(1,296)
Retained earnings	56,903	48,133
Total stockholders' equity	377,231	368,536
Total liabilities and stockholders' equity	$404,227	$402,556

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)

Revenue	$62,981	$57,741
Cost of revenue	18,175	17,522
Gross profit	44,806	40,219
Operating expenses:
Research and development	11,019	10,145
Selling, general and administrative	20,359	19,479
Amortization of acquired intangible assets	1,627	902
Total operating expenses	33,005	30,526
Income from operations	11,801	9,693
Other income, net	21	694
Income before income taxes	11,822	10,387
Income tax expense	(3,052)	(2,934)
Net income	$8,770	$7,453
Net income per share, basic	$0.21	$0.18
Shares used in computing net income per share, basic	42,346	41,873
Net income per share, diluted	$0.21	$0.18
Shares used in computing net income per share, diluted	42,443	42,194

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Cash flows from operating activities:
Net income	$8,770	$7,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,212	3,198
Stock-based compensation	1,180	1,579
Deferred income tax expense	3,326	877
Loss (gain) on sale or disposal of assets	37	(893)
Other	(54)	(153)
Changes in operating assets and liabilities:
Accounts receivable, net	(548)	3,946
Inventories, net	102	2,928
Other assets	164	324
Accounts payable	(1,013)	(842)
Accrued liabilities	(8,721)	(7,689)
Deferred revenue	830	207
Net cash provided by operating activities	8,285	10,935
Cash flows from investing activities:
Purchase of property and equipment	(2,848)	(8,898)
Proceeds from sale of assets	—	893
Acquired technology rights	(200)	(177)
Net cash used in investing activities	(3,048)	(8,182)
Cash flows from financing activities:
Proceeds from employee stock plans and issuance of common stock	356	405
Net cash provided by financing activities	356	405
Effect of foreign currency exchange rate on cash	163	55
Change in cash and cash equivalents	5,756	3,213
Cash and cash equivalents, beginning of period	128,546	91,694
Cash and cash equivalents, end of period	$134,302	$94,907

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)

Income from operations	$11,801	$9,693
Stock-based compensation	1,180	1,579
Amortization of acquired intangible assets	1,627	902
Costs associated with legal proceedings	—	437
Severance costs	654	37
Adjusted income from operations	$15,262	$12,648
Other income, net	21	694
Gain on sale of cost method equity investment	—	(892)
Settlement of litigation	—	200
Income tax expense	(3,052)	(2,934)
Income tax effect of above adjusting items	(53)	(130)
Adjusted net income	$12,178	$9,586
Adjusted net income per share, basic	$0.29	$0.23
Shares used in computing adjusted net income per share, basic	42,346	41,873
Adjusted net income per share, diluted	0.29	0.23
Shares used in computing adjusted net income per share, diluted	$42,443	$42,194

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings, which are unpredictable and can vary significantly from period to period and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.